UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 9, 2008 (May 5, 2008)

CHINA SECURITY & SURVEILLANCE  TECHNOLOGY, INC.
  (Exact name of registrant as specified in its charter)

Delaware	001-33774	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian, Shenzhen, China, 518034
(Address of Principal Executive Offices)

(86) 755-83510888
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.

Results of Operations and Financial Condition.

On May 5, 2008, China Security & Surveillance Technology, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended March 31, 2008.  A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2008, the Company  issued a press release announcing that Shufang Yang resigned as the President of the Company on and effective May 6, 2008. A copy of the above-referenced press release is being filed as Exhibit 99.2 to this Current Report on Form 8-K.

 Mr. Yang’s resignation was due to personal reasons and not because of any disagreement with the Company.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 5, 2008
99.2	Press Release, dated May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: May 9, 2008

/s/ Guoshen Tu
Chief Executive Officer

 EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 5, 2008
99.2	Press Release, dated May 9, 2008